Exhibit 99.1

XL Capital Ltd XL House One Bermudiana Road Hamilton HM 08 Bermuda Phone (441) 292-8515 Fax (441) 292-5280

Press Release

Contact:	David Radulski	Carol Parker Trott
	Investor Relations	Media Relations
	(441) 294-7460	(441) 294-7290

XL CAPITAL LTD SHAREHOLDERS APPROVE REDOMESTICATION TO IRELAND FROM THE CAYMAN ISLANDS

Shareholders also approve renaming the company XL Group

Board of Directors declares quarterly dividend of $0.10 per Ordinary Share and semi-annual dividend of $0.76275 per Series C Cumulative Preference Ordinary Share

HAMILTON, BERMUDA, April 30, 2010 – XL Capital Ltd (NYSE: XL) (“XL” or the “Company”) announced that at a special shareholder meeting held today its ordinary shareholders approved changing the parent holding company’s place of incorporation from the Cayman Islands to Ireland. XL shareholders also approved, among other proposals, the renaming of the Company from “XL Capital” to “XL Group”. The name change is expected to be made in July 2010.

XL expects to complete the redomestication on or about July 1, 2010, assuming the transaction is approved by the Grand Court of the Cayman Islands at a hearing currently scheduled for May 20, 2010, and that other conditions to the redomestication are satisfied.

“We are grateful to our shareholders for supporting this initiative,” said XL’s Chief Executive Officer, Mike McGavick. “We believe that our redomestication to Ireland will offer us opportunities to reduce certain risks and reinforce our reputation across our global business platforms. We look forward to the successful completion of this initiative this summer.”

Separately, the Company announced that at its regularly scheduled Annual General Meeting, which was also held today, its shareholders approved all proposals presented to them, including the election of three Directors

(Joseph Mauriello, Eugene M. McQuade and Clayton S. Rose) and the ratification of PricewaterhouseCoopers LLC as the Company’s auditors for the year ending December 31, 2010.

The Company also announced that its Board of Directors today declared a quarterly dividend of $0.10 per ordinary share payable on the Company’s ordinary shares. The dividend will be payable on June 30, 2010 to ordinary shareholders of record as of June 15, 2010.

In addition, the Board of Directors today declared a semi-annual dividend of $0.76275 per share on the Company’s Series C cumulative preference ordinary shares. The dividend will be paid on July 15, 2010 to all Series C cumulative preference ordinary shareholders of record as of July 14, 2010.

XL Capital Ltd, through its subsidiaries, is a global insurance and reinsurance company providing property, casualty, and specialty products to industrial, commercial and professional firms, insurance companies and other enterprises on a worldwide basis. More information about XL Capital Ltd is available at www.xlcapital.com.

This press release contains forward-looking statements. Statements that are not historical facts, including statements about XL's beliefs, plans or expectations, are forward-looking statements. These statements are based on current plans, estimates and expectations, all of which involve risk and uncertainty. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may” and similar statements of a future or forward-looking nature identify forward-looking statements. Actual results may differ materially from those included in such forward-looking statements and therefore you should not place undue reliance on them. A non-exclusive list of the important factors that could cause actual results to differ materially from those in such forward-looking statements includes (a) XL’s ability to obtain approval of the Grand Court of the Cayman Islands for, and to satisfy the other conditions to, the redomestication within the expected time frame or at all; (b) XL’s ability to realize the expected benefits from the redomestication; (c) the occurrence of difficulties in connection with the redomestication; (d) any unanticipated costs in connection with the redomestication; (e) changes in tax laws, tax treaties or tax regulations or the interpretation or enforcement thereof by the tax authorities in Ireland, the United States and other jurisdictions following the redomestication; and (f) the other factors set forth in XL’s reports on Form 10-K, Form 10-Q and other documents on file with the SEC (including the proxy statement filed with the SEC in connection with the redomestication). XL undertakes no obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future developments or otherwise.